ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2022 RESULTS
NEW YORK—February 8, 2023—Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced its financial results for the quarter and year ended December 31, 2022.

Financial Highlights
•GAAP net income (loss) of ($1.96) per average common share for the quarter; $3.93 per average common share for the full year 2022
•Earnings available for distribution (“EAD”) of $0.89 per average common share for the quarter; $4.23 per average common share for the full year 2022
•Economic return of 8.7% for the fourth quarter; economic return (loss) of (23.7%) for the full year 2022
•Annualized GAAP return (loss) on average equity of (31.8%) and annualized EAD return on average equity of 16.2% for the fourth quarter
•Book value per common share of $20.79
•GAAP leverage of 6.0x, up from 5.8x in the prior quarter; economic leverage of 6.3x, down from 7.1x in the prior quarter
•Declared fourth quarter common stock cash dividend of $0.88 per share

Business Highlights
Fourth Quarter 2022 Highlights
•Total assets of $80.6 billion, including $72.9 billion in highly liquid Agency portfolio(1)
•Overall capital allocation was relatively unchanged as Annaly maintained a conservative posture with a focus on managing leverage and liquidity given the volatile macroeconomic backdrop
–Annaly Agency Group represents 67% of dedicated equity capital(2) with quarterly activity primarily driven by TBA sales and the continued rotation up in coupon
–Annaly Residential Credit Group represents 19% of dedicated equity capital(2); settled approximately $685 million of whole loans and slightly decreased the securities portfolio
–Annaly Mortgage Servicing Rights (“MSR”) Group represents 14% of dedicated equity capital(2) supported by low WAC and high credit quality collateral
•$6.3 billion of unencumbered assets(3), including cash and unencumbered Agency MBS of $4.0 billion
•Weighted average days to maturity of repurchase agreements decreased to 27 days from 57 days in the prior quarter as Annaly maintained a shorter dated book in order to preserve optionality given the hiking cycle and healthy funding conditions
•Subsequent to quarter end, Annaly Residential Credit Group upsized an existing credit facility by approximately $200 million and Annaly Mortgage Servicing Rights Group added a new $250 million credit facility
•Enhanced senior leadership with the promotion of the following executives: Steve Campbell as President, Mike Fania as Deputy Chief Investment Officer and Johanna Griffin as Chief Risk Officer
Full-Year 2022 Highlights
Investment and Strategy
•Annaly’s Agency portfolio shifted upwards in coupon throughout 2022 (share of portfolio in 4.0% or above coupons increased from 27% to 69% YoY)(4), while also decreasing exposure to TBAs (decreased to 15% of portfolio from 25% YoY)
•Hedging strategy was focused on mitigating interest rate duration risk during a historically volatile year for rates markets; maintained defensive position by adding new SOFR swaps and Treasury futures positions across the curve
•As the third largest purchaser of MSR in 2022(5), Annaly’s MSR portfolio grew assets by nearly 3x throughout the year to $1.8 billion(6) with MSR growing from 5% to 14% of dedicated equity capital by the end of the year
•Annaly Residential Credit Group grew assets by over 9% throughout 2022 to $5.0 billion(1), driven by $4.1 billion of whole loans purchased throughout 2022
•Completed the $2.4 billion sale of Annaly’s Middle Market Lending portfolio(7)
•Added to the S&P MidCap 400 Index in the third quarter, representing the only mortgage REIT in the index
Financing and Capital
•Proactively managed leverage profile throughout the year in light of volatility; increased economic leverage to 6.3x at year-end from 5.7x at the end of 2021
•Average GAAP cost of interest bearing liabilities increased over 166 basis points to 2.03% year-over-year and average economic cost of interest bearing liabilities increased 67 basis points to 1.46% year-over-year
•Annaly Residential Credit Group completed seventeen whole loan securitizations totaling $6.6 billion in proceeds(8) since the beginning of 2022, remaining the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS from 2021-2022(9)
•Raised $2.7 billion of accretive common equity throughout 2022(10)

Corporate Responsibility & Governance
•Published third Corporate Responsibility Report demonstrating Annaly’s progress and commitment to ESG goals and reporting, including enhanced disclosures taking into consideration the recommendations of the Task Force for Climate-related Financial Disclosures
•Recognition in the FTSE4Good and Bloomberg Gender Equality Indices for the fourth and sixth consecutive years, respectively

“Annaly generated an 8.7% economic return in the fourth quarter as our portfolio performed well, supported by declining macro-volatility and improving fixed income flows,” remarked David Finkelstein, Annaly’s Chief Executive Officer & Chief Investment Officer. “Enabled by our industry-leading scale, substantial liquidity and prudent leverage profile, Annaly is positioned to be opportunistic across our three businesses in 2023, though we remain patient and well-prepared for additional periods of instability.

“While 2022 was an exceptionally challenging year for financial markets, we are proud of our key strategic accomplishments throughout the year – the accretive disposition of our Middle Market Lending business, continued expansion of our Residential Credit and MSR platforms, inclusion in the S&P MidCap 400 Index and the 25th anniversary of our initial public offering – and are encouraged by the improvements we have seen to date in the investment environment.”

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $9.1 billion, include TBA purchase contracts (market value) of $10.6 billion, CMBX derivatives (market value) of $0.4 billion and $1.0 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.8 billion.
(2) Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2022 exclude commercial real estate assets.
(3) Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock).
(4) Includes TBA purchase contracts and fixed-rate pass-through certificates.
(5) Information aggregated from 2022 Fannie Mae and Freddie Mac monthly loan level files compiled by eMBS as of December 31, 2022.
(6) Includes limited partnership interests in a MSR fund, which is reported in Other Assets.
(7) This represents substantially all of the Middle Market Lending assets held on balance sheet as well as assets managed for third parties.
(8) Includes a $405 million residential whole loan securitization that priced in January 2023.
(9) Issuer ranking data from Inside Nonconforming Markets for 2021 to 2022.
(10) Amount includes $1.1 billion raised through the Company’s at-the-market sales program for its common stock, net of sales agent commissions and excluding other offering expenses, and $1.5 billion raised through two common equity offerings, excluding any applicable underwriting discounts and other offering expenses and including the underwriters’ full exercise of their overallotment option to purchase additional shares of stock.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021:

	December 31, 2022	September 30, 2022	December 31, 2021
Book value per common share	$20.79	$19.94	$31.88
GAAP leverage at period-end (1)	6.0:1	5.8:1	4.7:1
GAAP net income (loss) per average common share (2)	$(1.96)	$(0.70)	$1.07
Annualized GAAP return (loss) on average equity	(31.78%)	(9.94%)	12.44%
Net interest margin (3)	0.65%	1.42%	1.97%
Average yield on interest earning assets (4)	3.86%	3.47%	2.31%
Average GAAP cost of interest bearing liabilities (5)	3.71%	2.38%	0.38%
Net interest spread	0.15%	1.09%	1.93%
Non-GAAP metrics *
Earnings available for distribution per average common share (2)	$0.89	$1.06	$1.14
Annualized EAD return on average equity	16.19%	17.57%	13.10%
Economic leverage at period-end (1)	6.3:1	7.1:1	5.7:1
Net interest margin (excluding PAA) (3)	1.90%	1.98%	2.03%
Average yield on interest earning assets (excluding PAA) (4)	3.82%	3.24%	2.63%
Average economic cost of interest bearing liabilities (5)	2.11%	1.54%	0.75%
Net interest spread (excluding PAA)	1.71%	1.70%	1.88%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(2) Net of dividends on preferred stock.
(3) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Updates to Financial Disclosures
On September 8, 2022, the Company announced that its Board of Directors had unanimously approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the “Reverse Stock Split”). The Reverse Stock Split was effective following the close of business on September 23, 2022 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock were converted into one share of the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split. Instead, each stockholder that would have held fractional shares as a result of the Reverse Stock Split received cash in lieu of such fractional shares. The par value per share of the Company’s common stock remained unchanged at $0.01 per share after the Reverse Stock Split. Accordingly, for all historical periods presented, an amount equal to the par value of the reduced number of shares resulting from the Reverse Stock Split was reclassified from Common stock to Additional paid in capital in the Company’s Consolidated Statements of Financial Condition. All other references made to share or per share amounts in the accompanying consolidated financial statements and disclosures have also been retroactively adjusted, where applicable, to reflect the effects of the Reverse Stock Split.
Beginning with the quarter ended March 31, 2022, in light of the continued growth of its mortgage servicing rights portfolio, the Company enhanced its financial disclosures by separately reporting servicing income and servicing expense in its Consolidated Statements of Comprehensive Income (Loss). Servicing income and servicing expense were previously included within Other income (loss). As a result of this change, prior periods have been adjusted to conform to the current presentation.
In addition, beginning with the quarter ended March 31, 2022, the Company consolidated certain line items in its Consolidated Statements of Comprehensive Income (Loss) in an effort to streamline and simplify its financial presentation. Amounts previously reported under Net interest component of interest rate swaps, Realized gains (losses) on termination or maturity of interest rate swaps, Unrealized gains (losses) on interest rate swaps and Net gains (losses) on other derivatives are combined into a single line item titled Net gains (losses) on derivatives. Similarly, amounts previously reported under Net gains (losses) on disposal of investments and other and Net unrealized gains (losses) on instruments measured at fair value through earnings are combined into a single line item titled Net gains (losses) on investments and other. As a result of these changes, prior periods have been adjusted to conform to the current presentation.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated by reference into, and are not a part of, this document.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Fourth Quarter 2022 Investor Presentation and the Fourth Quarter 2022 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the fourth quarter 2022 earnings conference call on February 9, 2023 at 10:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10175099/f5ae1f900d. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 3463653. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,576,714	$1,466,171	$853,932	$955,840	$1,342,090
Securities	65,789,907	66,839,353	59,042,734	60,727,637	63,655,674
Loans, net	1,809,832	1,551,707	1,487,133	3,617,818	4,242,043
Mortgage servicing rights	1,748,209	1,705,254	1,421,420	1,108,937	544,562
Interests in MSR	—	—	83,622	85,653	69,316
Assets transferred or pledged to securitization vehicles	9,121,912	9,202,014	8,877,247	7,809,307	6,086,308
Assets of disposal group held for sale	—	11,371	97,414	—	194,138
Derivative assets	342,064	1,949,530	748,432	964,075	170,370
Receivable for unsettled trades	575,091	2,153,895	434,227	407,225	2,656
Principal and interest receivable	637,301	262,542	300,028	246,739	234,983
Goodwill and intangible assets, net	16,679	17,437	18,195	23,110	24,241
Other assets	233,003	247,490	272,865	238,793	197,683
Total assets	$81,850,712	$85,406,764	$73,637,249	$76,185,134	$76,764,064
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$59,512,597	$54,160,731	$51,364,097	$52,626,503	$54,769,643
Other secured financing	250,000	250,000	—	914,255	903,255
Debt issued by securitization vehicles	7,744,160	7,844,518	7,502,483	6,711,953	5,155,633
Participations issued	800,849	745,729	696,944	775,432	1,049,066
Liabilities of disposal group held for sale	—	1,151	3,608	—	154,956
Derivative liabilities	204,172	764,535	379,708	826,972	881,537
Payable for unsettled trades	1,157,846	9,333,646	1,995,960	1,992,568	147,908
Interest payable	325,280	30,242	91,962	80,870	91,176
Dividends payable	412,113	411,762	354,027	321,423	321,142
Other liabilities	74,269	912,895	158,560	456,388	94,423
Total liabilities	70,481,286	74,455,209	62,547,349	64,706,364	63,568,739
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	4,683	4,679	4,023	3,653	3,649
Additional paid-in capital	22,981,320	22,967,665	21,293,146	20,332,909	20,324,780
Accumulated other comprehensive income (loss)	(3,708,896)	(5,431,436)	(4,310,926)	(2,465,482)	958,410
Accumulated deficit	(9,543,233)	(8,211,358)	(7,496,061)	(7,980,407)	(9,653,582)
Total stockholders’ equity	11,270,443	10,866,119	11,026,751	11,427,242	13,169,826
Noncontrolling interests	98,983	85,436	63,149	51,528	25,499
Total equity	11,369,426	10,951,555	11,089,900	11,478,770	13,195,325
Total liabilities and equity	$81,850,712	$85,406,764	$73,637,249	$76,185,134	$76,764,064

(1) Derived from the audited consolidated financial statements at December 31, 2021.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding.
(3) Includes 2,936,500,000 shares authorized. Includes 468,309,810 shares issued and outstanding at December 31, 2022; 467,911,144 shares issued and outstanding at September 30, 2022; 402,303,874 shares issued and outstanding at June 30, 2022; 365,253,063 shares issued and outstanding at March 31, 2022; 364,934,065 shares issued and outstanding at December 31, 2021.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net interest income
Interest income	$798,934	$678,488	$645,615	$655,850	$422,780
Interest expense	663,847	400,491	170,475	74,922	61,785
Net interest income	135,087	277,997	475,140	580,928	360,995
Net servicing income
Servicing and related income	82,040	74,486	55,685	34,715	31,322
Servicing and related expense	7,659	7,780	5,949	3,757	4,290
Net servicing income	74,381	66,706	49,736	30,958	27,032
Other income (loss)
Net gains (losses) on investments and other	(1,124,924)	(2,702,512)	(615,216)	(159,804)	(40,473)
Net gains (losses) on derivatives	84,263	2,117,240	1,015,643	1,642,028	135,359
Loan loss (provision) reversal	(7,258)	1,613	26,913	(608)	(194)
Business divestiture-related gains (losses)	(13,013)	(2,936)	(23,955)	(354)	(16,514)
Other, net	7,569	1,526	(5,486)	3,058	(415)
Total other income (loss)	(1,053,363)	(585,069)	397,899	1,484,320	77,763
General and administrative expenses
Compensation expense	29,714	27,744	22,243	33,002	27,061
Other general and administrative expenses	13,291	10,178	13,795	12,762	13,640
Total general and administrative expenses	43,005	37,922	36,038	45,764	40,701
Income (loss) before income taxes	(886,900)	(278,288)	886,737	2,050,442	425,089
Income taxes	(86)	(4,311)	23,420	26,548	6,629
Net income (loss)	(886,814)	(273,977)	863,317	2,023,894	418,460
Net income (loss) attributable to noncontrolling interests	1,548	1,287	(3,379)	1,639	2,979
Net income (loss) attributable to Annaly	(888,362)	(275,264)	866,696	2,022,255	415,481
Dividends on preferred stock	29,974	26,883	26,883	26,883	26,883
Net income (loss) available (related) to common stockholders	$(918,336)	$(302,147)	$839,813	$1,995,372	$388,598
Net income (loss) per share available (related) to common stockholders
Basic	$(1.96)	$(0.70)	$2.21	$5.46	$1.07
Diluted	$(1.96)	$(0.70)	$2.20	$5.46	$1.07
Weighted average number of common shares outstanding
Basic	468,250,672	429,858,876	380,609,192	365,340,909	363,534,539
Diluted	468,250,672	429,858,876	380,898,750	365,612,991	363,852,876
Other comprehensive income (loss)
Net income (loss)	$(886,814)	$(273,977)	$863,317	$2,023,894	$418,460
Unrealized gains (losses) on available-for-sale securities	445,896	(2,578,509)	(2,503,250)	(3,568,679)	(685,699)
Reclassification adjustment for net (gains) losses included in net income (loss)	1,276,644	1,457,999	657,806	144,787	5,471
Other comprehensive income (loss)	1,722,540	(1,120,510)	(1,845,444)	(3,423,892)	(680,228)
Comprehensive income (loss)	835,726	(1,394,487)	(982,127)	(1,399,998)	(261,768)
Comprehensive income (loss) attributable to noncontrolling interests	1,548	1,287	(3,379)	1,639	2,979
Comprehensive income (loss) attributable to Annaly	834,178	(1,395,774)	(978,748)	(1,401,637)	(264,747)
Dividends on preferred stock	29,974	26,883	26,883	26,883	26,883
Comprehensive income (loss) attributable to common stockholders	$804,204	$(1,422,657)	$(1,005,631)	$(1,428,520)	$(291,630)

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2022	December 31, 2021 (1)
	(unaudited)
Net interest income
Interest income	$2,778,887	$1,983,036
Interest expense	1,309,735	249,243
Net interest income	1,469,152	1,733,793
Net servicing income
Servicing and related income	246,926	69,018
Servicing and related expense	25,145	12,202
Net servicing income	221,781	56,816
Other income (loss)
Net gains (losses) on investments and other	(4,602,456)	120,958
Net gains (losses) on derivatives	4,859,174	807,730
Loan loss (provision) reversal	20,660	145,066
Business divestiture-related gains (losses)	(40,258)	(278,559)
Other, net	6,667	1,165
Total other income (loss)	243,787	796,360
General and administrative expenses
Compensation expense	112,703	118,451
Other general and administrative expenses	50,026	67,563
Total general and administrative expenses	162,729	186,014
Income (loss) before income taxes	1,771,991	2,400,955
Income taxes	45,571	4,675
Net income (loss)	1,726,420	2,396,280
Net income (loss) attributable to noncontrolling interests	1,095	6,384
Net income (loss) attributable to Annaly	1,725,325	2,389,896
Dividends on preferred stock	110,623	107,532
Net income (loss) available (related) to common stockholders	$1,614,702	$2,282,364
Net income (loss) per share available (related) to common stockholders
Basic	$3.93	$6.40
Diluted	$3.92	$6.39
Weighted average number of common shares outstanding
Basic	411,348,484	356,856,520
Diluted	411,621,758	357,142,251
Other comprehensive income (loss)
Net income (loss)	$1,726,420	$2,396,280
Unrealized gains (losses) on available-for-sale securities	(8,204,542)	(2,419,618)
Reclassification adjustment for net (gains) losses included in net income (loss)	3,537,236	3,693
Other comprehensive income (loss)	(4,667,306)	(2,415,925)
Comprehensive income (loss)	(2,940,886)	(19,645)
Comprehensive income (loss) attributable to noncontrolling interests	1,095	6,384
Comprehensive income (loss) attributable to Annaly	(2,941,981)	(26,029)
Dividends on preferred stock	110,623	107,532
Comprehensive income (loss) attributable to common stockholders	$(3,052,604)	$(133,561)

(1) Derived from the audited consolidated financial statements at December 31, 2021.

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021:

	December 31, 2022	September 30, 2022	December 31, 2021
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	97%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2%	3%
Weighted average experienced CPR for the period	7.5%	9.8%	21.4%
Weighted average projected long-term CPR at period-end	7.8%	7.6%	12.7%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	27	57	52
Hedge ratio (1)	107%	111%	95%
Weighted average pay rate on interest rate swaps at period-end (2)	1.74%	1.53%	0.59%
Weighted average receive rate on interest rate swaps at period-end (2)	4.28%	2.96%	0.08%
Weighted average net rate on interest rate swaps at period-end (2)	(2.54%)	(1.43%)	0.51%
GAAP leverage at period-end (3)	6.0:1	5.8:1	4.7:1
GAAP capital ratio at period-end (4)	13.9%	12.8%	17.2%
Performance related metrics
Book value per common share	$20.79	$19.94	$31.88
GAAP net income (loss) per average common share (5)	$(1.96)	$(0.70)	$1.07
Annualized GAAP return (loss) on average equity	(31.78%)	(9.94%)	12.44%
Net interest margin (6)	0.65%	1.42%	1.97%
Average yield on interest earning assets (7)	3.86%	3.47%	2.31%
Average GAAP cost of interest bearing liabilities (8)	3.71%	2.38%	0.38%
Net interest spread	0.15%	1.09%	1.93%
Dividend declared per common share	$0.88	$0.88	$0.88
Annualized dividend yield (9)	16.70%	20.51%	11.25%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.89	$1.06	$1.14
Annualized EAD return on average equity (excluding PAA)	16.19%	17.57%	13.10%
Economic leverage at period-end (3)	6.3:1	7.1:1	5.7:1
Economic capital ratio at period end (4)	13.4%	11.8%	14.4%
Net interest margin (excluding PAA) (6)	1.90%	1.98%	2.03%
Average yield on interest earning assets (excluding PAA) (7)	3.82%	3.24%	2.63%
Average economic cost of interest bearing liabilities (8)	2.11%	1.54%	0.75%
Net interest spread (excluding PAA)	1.71%	1.70%	1.88%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. Prior to the quarter ended September 30, 2022, the hedge ratio excluded the impact of net forward purchases (sales) of investments from the calculation; all prior periods have been updated to conform to the current presentation; no impact for the quarter ended December 31, 2021.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9) Based on the closing price of the Company’s common stock of $21.08, $17.16 and $31.28 at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	December 31, 2022	September 30, 2022	December 31, 2021
Agency mortgage-backed securities	$62,274,895	$63,037,241	$60,525,605
Residential credit risk transfer securities	997,557	1,056,906	936,228
Non-agency mortgage-backed securities	1,991,146	2,156,706	1,663,336
Commercial mortgage-backed securities	526,309	588,500	530,505
Total securities	$65,789,907	$66,839,353	$63,655,674
Residential mortgage loans	$1,809,832	$1,551,637	$2,272,072
Residential mortgage loan warehouse facility	—	70	980
Corporate debt	—	—	1,968,991
Total loans, net	$1,809,832	$1,551,707	$4,242,043
Mortgage servicing rights	$1,748,209	$1,705,254	$544,562
Interests in MSR	$—	$—	$69,316
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$—	$431,388	$589,873
Residential mortgage loans transferred or pledged to securitization vehicles	9,121,912	8,770,626	5,496,435
Assets transferred or pledged to securitization vehicles	$9,121,912	$9,202,014	$6,086,308
Assets of disposal group held for sale	$—	$11,371	$194,138
Total investment portfolio	$78,469,860	$79,309,699	$74,792,041

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution (“EAD”);
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.

The following tables present a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	December 31, 2022	September 30, 2022	December 31, 2021
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(886,814)	$(273,977)	$418,460
Net income (loss) attributable to noncontrolling interests	1,548	1,287	2,979
Net income (loss) attributable to Annaly	(888,362)	(275,264)	415,481
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other	1,124,924	2,702,512	40,473
Net (gains) losses on derivatives (1)	202,337	(1,976,130)	(194,256)
Loan loss provision (reversal) (2)	7,258	(1,613)	1,931
Business divestiture-related (gains) losses	13,013	2,936	16,514
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles (3)	758	758	1,144
Non-EAD (income) loss allocated to equity method investments (4)	(306)	(2,003)	(2,345)
Transaction expenses and non-recurring items (5)	807	1,712	1,533
Income tax effect of non-EAD income (loss) items	(418)	(9,444)	8,380
TBA dollar roll income and CMBX coupon income (6)	34,767	105,543	119,657
MSR amortization (7)	(38,633)	(22,897)	(25,864)
Plus:
Premium amortization adjustment cost (benefit)	(8,136)	(45,414)	57,395
Earnings available for distribution *	448,009	480,696	440,043
Dividends on preferred stock	29,974	26,883	26,883
Earnings available for distribution attributable to common stockholders *	$418,035	$453,813	$413,160
GAAP net income (loss) per average common share	$(1.96)	$(0.70)	$1.07
Earnings available for distribution per average common share *	$0.89	$1.06	$1.14
Annualized GAAP return (loss) on average equity	(31.78%)	(9.94%)	12.44%
Annualized EAD return on average equity *	16.19%	17.57%	13.10%
* Represents a non-GAAP financial measure.
(1) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $286.6 million, $141.1 million and ($58.9) million for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2) Includes $0.0 million, $0.0 million and $1.7 million of loss provision (reversal) on the Company’s unfunded loan commitments for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(3) Includes depreciation and amortization expense related to equity method investments.
(4) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(5) The quarters ended December 31, 2022, September 30, 2022, and December 31, 2021 include costs incurred in connection with securitizations of residential whole loans.
(6) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $1.1 million, $1.1 million and $1.1 million for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(7) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

	For the years ended
	December 31, 2022	December 31, 2021
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,726,420	$2,396,280
Net income (loss) attributable to noncontrolling interests	1,095	6,384
Net income (loss) attributable to Annaly	1,725,325	2,389,896
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other	4,602,456	(120,958)
Net (gains) losses on derivatives (1)	(4,493,013)	(1,083,872)
Loan loss provision (reversal) (2)	(22,923)	(148,632)
Business divestiture-related (gains) losses	40,258	278,559
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles (3)	3,948	15,225
Non-EAD (income) loss allocated to equity method investments (4)	(15,499)	(10,930)
Transaction expenses and non-recurring items (5)	7,620	5,579
Income tax effect of non-EAD income (loss) items	46,070	13,325
TBA dollar roll income and CMBX coupon income (6)	431,475	445,768
MSR amortization (7)	(114,992)	(72,727)
Plus:
Premium amortization adjustment cost (benefit)	(360,587)	57,158
Earnings available for distribution *	1,850,138	1,768,391
Dividends on preferred stock	110,623	107,532
Earnings available for distribution attributable to common stockholders *	$1,739,515	$1,660,859
GAAP net income (loss) per average common share	$3.93	$6.40
Earnings available for distribution per average common share *	$4.23	$4.65
Annualized GAAP return (loss) on average equity	14.86%	17.45%
Annualized EAD return on average equity *	16.02%	12.90%
* Represents a non-GAAP financial measure.
(1) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $366.2 million and ($276.1) million for the years ended December 31, 2022 and 2021, respectively.
(2) Includes ($2.3) million and ($3.6) million of loss provision (reversal) on the Company’s unfunded loan commitments for the years ended December 31, 2022 and 2021, respectively.
(3) Includes depreciation and amortization expense related to equity method investments.
(4) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(5) Includes costs incurred in connection with securitizations of residential whole loans.
(6) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $4.4 million and $5.2 million for the years ended December 31, 2022 and 2021, respectively.
(7) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021:

	For the quarters ended
	December 31, 2022	September 30, 2022	December 31, 2021
	(dollars in thousands)
Premium amortization expense (accretion)	$38,829	$39,406	$219,172
Less: PAA cost (benefit)	(8,136)	(45,414)	57,395
Premium amortization expense (excluding PAA)	$46,965	$84,820	$161,777

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds, mortgages payable or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$59,512,597	$54,160,731	$54,769,643
Other secured financing	250,000	250,000	903,255
Debt issued by securitization vehicles	7,744,160	7,844,518	5,155,633
Participations issued	800,849	745,729	1,049,066
Debt included in liabilities of disposal group held for sale	—	—	112,144
Total GAAP debt	$68,307,606	$63,000,978	$61,989,741
Less Non-Recourse Debt:
Credit facilities (1)	$—	$—	$(903,255)
Debt issued by securitization vehicles	(7,744,160)	(7,844,518)	(5,155,633)
Participations issued	(800,849)	(745,729)	(1,049,066)
Non-recourse debt included in liabilities of disposal group held for sale	—	—	(112,144)
Total recourse debt	$59,762,597	$54,410,731	$54,769,643
Plus / (Less):
Cost basis of TBA and CMBX derivatives	$11,050,351	$16,209,886	$20,690,768
Payable for unsettled trades	1,157,846	9,333,646	147,908
Receivable for unsettled trades	(575,091)	(2,153,895)	(2,656)
Economic debt *	$71,395,703	$77,800,368	$75,605,663
Total equity	$11,369,426	$10,951,555	$13,195,325
Economic leverage ratio *	6.3:1	7.1:1	5.7:1

* Represents a non-GAAP financial measure. (1) Included in Other secured financing in the Company’s Consolidated Statements of Financial Condition.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	December 31, 2022	September 30, 2022	December 31, 2021
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$81,850,712	$85,406,764	$76,764,064
Less:
Gross unrealized gains on TBA derivatives (1)	(17,056)	(28,032)	(52,693)
Debt issued by securitization vehicles	(7,744,160)	(7,844,518)	(5,155,633)
Plus:
Implied market value of TBA derivatives	10,578,676	15,182,806	20,338,633
Total economic assets *	$84,668,172	$92,717,020	$91,894,371
Total equity	$11,369,426	$10,951,555	$13,195,325
Economic capital ratio (2) *	13.4%	11.8%	14.4%

* Represents a non-GAAP financial measure.
(1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.
(2) Economic capital ratio is computed as total equity divided by total economic assets.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended December 31, 2022.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2022	September 30, 2022	December 31, 2021
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$798,934	$678,488	$422,780
Premium amortization adjustment	(8,136)	(45,414)	57,395
Interest income (excluding PAA) *	$790,798	$633,074	$480,175
Economic interest expense reconciliation
GAAP interest expense	$663,847	$400,491	$61,785
Add:
Net interest component of interest rate swaps	(286,600)	(141,110)	58,897
Economic interest expense *	$377,247	$259,381	$120,682
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$790,798	$633,074	$480,175
Less:
Economic interest expense *	377,247	259,381	120,682
Economic net interest income (excluding PAA) *	$413,551	$373,693	$359,493

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2022	September 30, 2022	December 31, 2021
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$82,859,799	$78,143,337	$73,134,966
Interest income (excluding PAA) *	$790,798	$633,074	$480,175
Average yield on interest earning assets (excluding PAA) *	3.82%	3.24%	2.63%
Average interest bearing liabilities	$69,981,694	$65,755,563	$63,342,740
Economic interest expense *	$377,247	$259,381	$120,682
Average economic cost of interest bearing liabilities *	2.11%	1.54%	0.75%
Economic net interest income (excluding PAA) *	$413,551	$373,693	$359,493
Net interest spread (excluding PAA) *	1.71%	1.70%	1.88%
Interest income (excluding PAA) *	$790,798	$633,074	$480,175
TBA dollar roll income and CMBX coupon income	34,767	105,543	119,657
Economic interest expense *	(377,247)	(259,381)	(120,682)
Subtotal	$448,318	$479,236	$479,150
Average interest earnings assets	$82,859,799	$78,143,337	$73,134,966
Average TBA contract and CMBX balances	11,499,881	18,837,475	21,159,120
Subtotal	$94,359,680	$96,980,812	$94,294,086
Net interest margin (excluding PAA) *	1.90%	1.98%	2.03%
* Represents a non-GAAP financial measure.